UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 2, 2024

Unicoin Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-56276	47-4360035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Park Ave South 16065 New York, New York	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (844) 384-5069

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into a Material Definitive Agreement.

On April 2, 2024, Unicoin, Inc. (the “Company”) closed a transaction with New World Properties SPV, Inc., a Bahamas corporation (“New World”), wherein the Company acquired two parcels of land in the Bahamas by acquiring the beneficial interests in two entities that own such parcels – Long Island Investments Ltd, a Bahamian company, and Newport Harbour Ltd., a Bahamian company, for a purchase price of $554,431,641.50, payable in rights to receive unicoins. Based on the per-unicoin right price of $0.50 each, the Company delivered 1,108,862,283 unicoin rights to New World on April 2, 2024.

A copy of the Agreement to Convey Beneficial Ownership in Long Island Investments Ltd., as amended, is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the Agreement to Convey Beneficial Ownership in Newport Harbour Ltd., as amended, is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The foregoing descriptions of the Agreements to Convey Beneficial Ownership are qualified in their entirety by reference to Exhibit 10.1 and Exhibit 10.2.

Item 9.01	Financial Statements and Exhibit.

(d) Exhibits.

Exhibit Number	Description
10.1	Agreement to Convey Beneficial Ownership in Long Island Investments Ltd., as amended
10.2	Agreement to Convey Beneficial Ownership in Newport Harbour Ltd., as amended
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNICOIN INC.,

By:	/s/ Richard Devlin
Name:	Richard Devlin
Title:	Senior Vice President and General Counsel

Dated: April 4, 2024

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